Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Robert Eggers Tel: 408-333-8797 reggers@brocade.com
Brocade Reports Fiscal Q3 2013 Results

SAN JOSE, Calif., August 13, 2013 — Brocade® (NASDAQ: BRCD) today reported financial results for its third fiscal quarter ended July 27, 2013. Brocade reported third quarter revenue of $536.6 million, down 3% year-over-year and down slightly quarter-over-quarter. The company reported GAAP diluted earnings per share (EPS) of $0.26, which includes the A10 Networks litigation settlement, up from $0.09 per diluted share in Q3 2012. Non-GAAP diluted EPS was $0.19, up from $0.14 per diluted share in Q3 2012.
“In Q3, Brocade exceeded our guidance for revenue, non-GAAP operating margin, non-GAAP EPS, and cash flow,” said Lloyd Carney, CEO of Brocade. “The storage market is recovering more quickly than we had anticipated entering our third quarter and, coupled with continued strong adoption of Gen 5 Fibre Channel, contributed to good Storage Area Networking (SAN) revenue results. In IP Networking, our Federal sales were disappointing while Brocade VDXTM switch revenue showed continued strong growth in Q3, underscoring our leadership in Ethernet fabrics. We are making great progress toward our spending-reduction goal, and are already seeing the benefits in our financial results and cash flow.”

Summary of Q3 2013 results:

•
SAN business revenue, including products and services, was $369.2 million, down 2% year-over-year and 1% sequentially. In a continuing soft storage market that began in Q2 2013, end-user demand showed improvement in the third fiscal quarter. The quarter-over-quarter SAN revenue performance was better than expected. Gen 5 (16 Gbps) Fibre Channel products represented approximately 64% of director and switch revenue in the quarter, higher than the 29% reported in Q3 2012 and 52% in Q2 2013.

•
IP Networking business revenue, including products and services, was $167.3 million, down 6% year-over-year and up 2% quarter-over-quarter. The year-over-year decline was due to lower sales into the U.S. federal government as some expected orders moved out of the third fiscal quarter in a challenging budget environment. Estimated Federal revenue was $19.9 million in the quarter, down 42% year-over-year and 5% quarter-over-quarter. Non-Federal IP Networking revenue, including data center, enterprise and service provider customers, was $147.4 million in the third quarter, up 3% year-over-year and 3% quarter-over-quarter.

•
GAAP gross margin was 63.0% and non-GAAP gross margin was 65.6% in Q3 2013, compared with 61.3% and 63.7% respectively, in Q3 2012. The year-over-year improvement in gross margin was due in part to a more favorable product mix within the IP Networking segment and lower spending. Gross margin improved quarter-over-quarter, primarily due to lower spending.

•
GAAP operating margin was 13.9% and non-GAAP operating margin was 21.6% in Q3 2013, compared with 12.6% and 19.5% respectively, in Q3 2012. The year-over-year improvement in operating margin was due to the higher gross margin noted above and lower operating expenses as the Company made progress on reducing spending in non-strategic areas. Non-GAAP operating expenses of $235.8 million were down 4% year-over-year and 5% quarter-over-quarter. Using Q1 2013 as a baseline, the Company has now reduced quarterly spending by more than $15 million, or more than $60 million on an annualized basis, and is on track to realize $100 million of annualized savings by February 2014. Operating margin also increased quarter-over-quarter due to higher gross margin and lower operating expenses.

•
Operating cash flow was $102.2 million in Q3 2013, down 10% year-over-year and 15% quarter-over-quarter in a seasonally softer quarter for cash generation. The lower operating cash flow year-over-year and quarter-over-quarter, respectively, was due to the payment of employee incentive compensation earned through the first half of fiscal 2013 in Q3 2013, while no payment was made in Q3 2012 or Q2 2013.

•
During Q3 2013, the Company recognized a gain of $76.8 million in Other Income related to the litigation settlement with A10 Networks, which increased GAAP EPS by $0.13 in the quarter. The settlement includes a $5.0 million cash payment received during Q3 2013, $70.0 million in notes receivable that are payable on or before January 2014, and the value of licensing rights granted to Brocade.

•
GAAP diluted EPS was $0.26 in Q3 2013, up 179% year-over-year, and non-GAAP diluted EPS of $0.19 was up 32% year-over-year. The company recorded a tax benefit of approximately $0.02 per share resulting from the final resolution of various tax audits and assessments during the quarter.

•
Average diluted shares outstanding for Q3 2013 were 461.3 million shares, down 2% year-over-year and 1% quarter-over-quarter. The company repurchased 17.9 million shares for $101.2 million at an average price of $5.64 during Q3 2013. Subsequent to the end of Q3 2013, the company has repurchased an additional 7.8 million shares for $52.6 million and has approximately $308 million remaining in the Board-authorized share repurchase program as of August 12, 2013.

Brocade management will host a conference call to discuss fiscal third quarter results and fiscal fourth quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q3 2013 product, customer and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA. 95134
T. 408.333.8000 F. 408.333.8101
Financial Highlights and Additional Financial Information

	Q3 2013		Q2 2013		Q3 2012
Revenue	$537	M	$539	M	$555	M
GAAP net income	$119	M	$47	M	$43	M
Non-GAAP net income	$87	M	$78	M	$67	M
GAAP EPS — diluted	$0.26		$0.10		$0.09
Non-GAAP EPS — diluted	$0.19		$0.17		$0.14
GAAP gross margin	63.0%		62.0%		61.3%
Non-GAAP gross margin	65.6%		65.1%		63.7%
GAAP operating income	$74	M	$57	M	$70	M
Non-GAAP operating income	$116	M	$103	M	$108	M
GAAP operating margin	13.9%		10.6%		12.6%
Non-GAAP operating margin	21.6%		19.0%		19.5%
Adjusted EBITDA (1)	$213	M	$120	M	$131	M
Effective GAAP tax provision (benefit) rate	16.3%		(0.4)%		25.7%
Effective Non-GAAP tax provision rate	18.2%		15.9%		30.1%
Cash provided by operations	$102	M	$120	M	$113	M
Storage Area Networking (SAN) port shipments	1.0	M	1.0	M	1.1	M
Please see important note of explanation on non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

1)	Adjusted EBITDA is as defined in the Term Debt Credit Agreement.

Financial Highlights and Additional Financial Information (Continued)

	Q3 2013	Q2 2013	Q3 2012
As a % of total revenues:
OEM revenues	66%	66%	67%
Channel/Direct revenues	34%	34%	33%
10% or greater customer revenues	47%	45%	55%
Domestic revenues	61%	58%	64%
International revenues	39%	42%	36%
SAN product revenues	59%	59%	58%
IP Networking product revenues	25%	25%	26%
Global Services revenue	16%	16%	16%
SAN business revenues (2)	69%	69%	68%
IP Networking business revenues (2)	31%	31%	32%
Estimates as a % of IP Networking business revenues:
Enterprise, excluding Federal	55%	49%	52%
Federal	12%	13%	19%
Service Provider	33%	38%	29%

	Q3 2013		Q2 2013		Q3 2012
Cash, cash equivalents and short-term investments	$790	M	$764	M	$581	M
Deferred revenues	$300	M	$302	M	$280	M
Capital expenditures	$10	M	$13	M	$18	M
Total debt, net of discount	$599	M	$599	M	$630	M
Days sales outstanding	37 days		40 days		38 days
Employees at end of period	4,565		4,648		4,597
2) SAN and IP Networking business revenues include product, support and services revenues.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating Brocade's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade's GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade's ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade's operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade's underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade's underlying business; and

•	an easier way to compare Brocade's most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade's continuing operations. Management believes that it is appropriate to evaluate Brocade's operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include, but are not limited to: (i) legal provision or recovery associated with certain pre-acquisition litigation, (ii) call premium cost and original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing, (iii) settlement gain associated with certain pre-acquisition related litigation and (iv) specific non-cash and non-recurring tax benefits or detriments.
Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management also believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade's newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering Brocade's GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measurements of Brocade's liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy, business prospects, organizational and business alignment, profitability, expense management, cash flow, and market conditions. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets including the data center, federal government and service provider sectors, customer acceptance of Brocade’s Ethernet fabric solutions, Brocade’s ability to continue to successfully innovate new products and services on a timely basis and achieve widespread market acceptance, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade's Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2013 and in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2012. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)
ADX, AnyIO, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, and Vyatta are registered trademarks, and HyperEdge, The Effortless Network, and The On-Demand Data Center are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of their respective owners.

© 2013 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
	(In thousands, except per share amounts)
Net revenues
Product	$447,993	$467,281	$1,401,986	$1,399,687
Service	88,558	88,051	262,078	259,726
Total net revenues	536,551	555,332	1,664,064	1,659,413
Cost of revenues
Product	160,441	173,637	499,415	513,221
Service	37,908	41,217	118,410	123,863
Total cost of revenues	198,349	214,854	617,825	637,084
Gross margin	338,202	340,478	1,046,239	1,022,329
Operating expenses:
Research and development	92,969	90,530	289,088	272,780
Sales and marketing	139,220	146,378	433,547	457,921
General and administrative	18,526	18,612	57,640	55,752
Amortization of intangible assets	13,124	14,737	41,131	44,467
Total operating expenses	263,839	270,257	821,406	830,920
Income from operations	74,363	70,221	224,833	191,409
Interest expense	(9,247)	(12,029)	(46,047)	(37,804)
Interest and other income (loss), net	76,684	103	76,781	(1,345)
Income before income tax	141,800	58,295	255,567	152,260
Income tax expense	23,104	14,995	111,177	11,080
Net income	$118,696	$43,300	$144,390	$141,180
Net income per share — basic	$0.26	$0.09	$0.32	$0.31
Net income per share — diluted	$0.26	$0.09	$0.31	$0.30
Shares used in per share calculation — basic	449,446	457,147	452,474	455,727
Shares used in per share calculation — diluted	461,344	469,571	464,861	471,719

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 27, 2013	July 28, 2012	July 27, 2013	July 28, 2012
	(In thousands)
Net income	$118,696	$43,300	$144,390	$141,180
Other comprehensive loss, net of tax:
Unrealized gains (losses) on cash flow hedges:
Change in unrealized gains and losses	(1,000)	(3,518)	(2,998)	(7,800)
Net (gains) losses reclassified into earnings	(10)	2,099	(214)	5,022
Net unrealized gains (losses) on cash flow hedges	(1,010)	(1,419)	(3,212)	(2,778)
Foreign currency translation adjustments	(1,470)	(2,951)	(3,612)	(4,427)
Total other comprehensive loss	$(2,480)	$(4,370)	(6,824)	(7,205)
Total comprehensive income	$116,216	$38,930	$137,566	$133,975

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 27, 2013	October 27, 2012
	(In thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$790,093	$713,226
Accounts receivable, net of allowances for doubtful accounts of $638 and $833 at July 27, 2013, and October 27, 2012, respectively	218,462	233,139
Inventories	50,601	68,179
Deferred tax assets	44,405	91,539
Prepaid expenses and other current assets	121,026	49,496
Total current assets	1,224,587	1,155,579
Property and equipment, net	487,944	518,940
Goodwill	1,646,639	1,624,089
Intangible assets, net	63,032	109,265
Non-current deferred tax assets	68,138	136,175
Other assets	31,391	37,213
Total assets	$3,521,731	$3,581,261
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$95,936	$117,350
Accrued employee compensation	116,089	182,597
Deferred revenue	224,628	216,283
Current portion of long-term debt	2,367	1,977
Other accrued liabilities	63,618	92,261
Total current liabilities	502,638	610,468
Long-term debt, net of current portion	596,524	599,203
Non-current deferred revenue	75,845	76,907
Non-current income tax liability	36,495	55,387
Other non-current liabilities	3,000	3,476
Total liabilities	1,214,502	1,345,441
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 447,344 and 456,913 shares at July 27, 2013, and October 27, 2012, respectively	447	457
Additional paid-in capital	1,943,043	2,009,190
Accumulated other comprehensive loss	(16,688)	(9,864)
Retained earnings	380,427	236,037
Total stockholders’ equity	2,307,229	2,235,820
Total liabilities and stockholders’ equity	$3,521,731	$3,581,261

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	July 27, 2013	July 28, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$118,696	$43,300
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(1,469)	(6)
Depreciation and amortization	45,647	47,159
Loss on disposal of property and equipment	984	108
Amortization of debt issuance costs and original issue discount	272	1,141
Net gains on investments	—	(11)
Provision for doubtful accounts receivable and sales allowances	2,337	3,669
Non-cash compensation expense	18,769	13,069
Changes in assets and liabilities:
Accounts receivable	18,511	(16,986)
Inventories	2,310	5,280
Prepaid expenses and other assets	(67,303)	2,375
Deferred tax assets	22	(11)
Accounts payable	(7,052)	15,165
Accrued employee compensation	(28,294)	(3,089)
Deferred revenue	(1,974)	1,720
Other accrued liabilities	699	176
Net cash provided by operating activities	102,155	113,059
Cash flows from investing activities:
Purchases of property and equipment	(10,381)	(17,736)
Net cash used in investing activities	(10,381)	(17,736)
Cash flows from financing activities:
Payment of principal related to the term loan	—	(40,000)
Payment of debt issuance costs related to senior unsecured notes	(443)	—
Payment of principal related to capital leases	(561)	(469)
Common stock repurchases	(101,181)	(45,087)
Proceeds from issuance of common stock	35,959	29,211
Excess tax benefits from stock-based compensation	1,469	6
Net cash used in financing activities	(64,757)	(56,339)
Effect of exchange rate fluctuations on cash and cash equivalents	(1,222)	(2,697)
Net increase in cash and cash equivalents	25,795	36,287
Cash and cash equivalents, beginning of period	764,298	544,339
Cash and cash equivalents, end of period	$790,093	$580,626

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	July 27, 2013	July 28, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$144,390	$141,180
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(6,909)	(1,338)
Non-cash tax charges	78,206	—
Depreciation and amortization	139,005	144,683
Loss on disposal of property and equipment	4,030	404
Amortization of debt issuance costs and original issue discount	937	3,767
Original issue discount and debt issuance costs related to lenders that did not participate in refinancing	5,360	—
Net gains on investments	—	(35)
Provision for doubtful accounts receivable and sales allowances	6,897	9,533
Non-cash compensation expense	57,091	58,746
Changes in assets and liabilities:
Accounts receivable	7,950	8,454
Inventories	18,915	(2,099)
Prepaid expenses and other assets	(69,017)	2,675
Deferred tax assets	344	181
Accounts payable	(21,744)	8,476
Accrued employee compensation	(82,457)	5,554
Deferred revenue	5,950	9,377
Other accrued liabilities	(7,688)	(9,180)
Net cash provided by operating activities	281,260	380,378
Cash flows from investing activities:
Proceeds from sale of subsidiary	—	35
Purchases of property and equipment	(41,949)	(56,005)
Net cash paid in connection with acquisition	(44,629)	—
Net cash used in investing activities	(86,578)	(55,970)
Cash flows from financing activities:
Proceeds from senior unsecured notes	296,250	—
Payment of principal related to senior secured notes	(300,000)	—
Payment of principal related to the term loan	—	(160,000)
Payment of debt issuance costs related to senior unsecured notes	(992)	—
Payment of principal related to capital leases	(1,536)	(1,389)
Common stock repurchases	(187,360)	(70,153)
Proceeds from issuance of common stock	71,858	76,472
Excess tax benefits from stock-based compensation	6,909	1,338
Net cash used in financing activities	(114,871)	(153,732)
Effect of exchange rate fluctuations on cash and cash equivalents	(2,944)	(4,252)
Net increase in cash and cash equivalents	76,867	166,424
Cash and cash equivalents, beginning of period	713,226	414,202
Cash and cash equivalents, end of period	$790,093	$580,626

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(Unaudited)

	Three Months Ended
	July 27, 2013	July 28, 2012
	(In thousands, except per share amounts)
Net income on a GAAP basis	$118,696	$43,300
Adjustments:
Stock-based compensation expense included in cost of revenues	3,858	3,074
Amortization of intangible assets expense included in cost of revenues	9,650	10,713
Legal recovery associated with certain pre-acquisition litigation	—	(414)
Total gross margin adjustments	13,508	13,373
Stock-based compensation expense included in research and development	4,020	3,110
Stock-based compensation expense included in sales and marketing	7,164	4,483
Stock-based compensation expense included in general and administrative	3,727	2,402
Amortization of intangible assets expense included in operating expenses	13,124	14,737
Total operating expense adjustments	28,035	24,732
Total operating income adjustments	41,543	38,105
Gain on A10 litigation settlement, net	(76,816)	—
Income tax effect of non-tax adjustments	3,716	(14,012)
Non-GAAP net income	$87,139	$67,393
Non-GAAP net income per share — basic	$0.19	$0.15
Non-GAAP net income per share — diluted	$0.19	$0.14
Shares used in non-GAAP per share calculation — basic	449,446	457,147
Shares used in non-GAAP per share calculation — diluted	461,344	469,571

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(Unaudited)

	Nine Months Ended
	July 27, 2013	July 28, 2012
	(In thousands, except per share amounts)
Net income on a GAAP basis	$144,390	$141,180
Adjustments:
Stock-based compensation expense included in cost of revenues	11,345	12,045
Amortization of intangible assets expense included in cost of revenues	30,081	35,516
Legal provision (recovery) associated with certain pre-acquisition litigation	3,460	(465)
Total gross margin adjustments	44,886	47,096
Stock-based compensation expense included in research and development	13,205	13,741
Stock-based compensation expense included in sales and marketing	23,321	24,946
Stock-based compensation expense included in general and administrative	9,220	8,014
Amortization of intangible assets expense included in operating expenses	41,131	44,467
Total operating expense adjustments	86,877	91,168
Total operating income adjustments	131,763	138,264
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	15,299	—
Gain on A10 litigation settlement, net	(76,816)	—
Tax provision impact from passage of California Proposition 39 - Single Sales Factor apportionment	78,206	—
Income tax effect of non-tax adjustments	(29,385)	(47,015)
Non-GAAP net income	$263,457	$232,429
Non-GAAP net income per share — basic	$0.58	$0.51
Non-GAAP net income per share — diluted	$0.57	$0.49
Shares used in non-GAAP per share calculation — basic	452,474	455,727
Shares used in non-GAAP per share calculation — diluted	464,861	471,719